EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182445) of ServiceNow, Inc. of our report dated March 8, 2013 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Diego, California
March 8, 2013